Exhibit 99.1

FOR IMMEDIATE RELEASE

RLI ANNOUNCES CEO RETIREMENT AND SUCCESSION PLAN

JONATHAN MICHAEL ANNOUNCES PLAN TO RETIRE AS CHIEF EXECUTIVE OFFICER, WILL CONTINUE TO SERVE AS CHAIRMAN OF THE BOARD OF DIRECTORS; CRAIG KLIETHERMES IDENTIFIED AS SUCCESSOR TO CHIEF EXECUTIVE OFFICER ROLE EFFECTIVE JANUARY 1, 2022.

PEORIA, ILLINOIS, November 17, 2020 -- RLI Corp. (NYSE: RLI) – RLI Corp. announced today its plan for Craig W. Kliethermes, current RLI Insurance Company President & Chief Operating Officer, to succeed Jonathan E. Michael as Chief Executive Officer, effective January 1, 2022. Michael announced that he will retire as CEO, effective December 31, 2021, a position he has held since 2001. He has served as Chairman of the Board since 2011 and will remain in that capacity after stepping down as CEO.

“On behalf of our Board of Directors, we are pleased to announce our plan for Craig to become our next CEO, the 3rd in our company’s 55-year history,” said RLI Corp. Chairman & CEO Jonathan E. Michael. “Craig is a proven leader who has driven strong operating results through a relentless commitment to our customers and associates. I have great confidence in his ability to lead and inspire our organization to achieve continued success in the years to come.”

Michael added, “Having served RLI for 19 years as CEO and nearly four decades in an executive role, I believe the time is right for a leadership change. Craig and I will be working together over the next year to ensure a smooth transition. I’m proud of our talented team and all we have achieved to create tremendous value for all RLI stakeholders.”

Kliethermes, who was promoted to RLI Insurance Company President & COO in 2016, will assume the role of RLI Corp. President & COO and be appointed to the Board of Directors, all effective on January 1, 2021. Previously, he served as Senior Vice President, Risk Services since 2013. Kliethermes joined RLI in 2006 and has 35 years of industry experience. Prior to joining RLI, he served in leadership roles with Lockton Companies, GE Insurance/Employers Reinsurance and John Deere Insurance Company.

“This announcement is the successful culmination of our Board’s multiyear succession plan to select the best future leader for the company. Craig has worked closely with the Board over the past several years, and we look forward to what he will bring to the company as CEO,” said John Baily, Lead Director of RLI’s Board of Directors. “On behalf of the entire Board, I want to thank Jon for his successful tenure as CEO. Under his leadership, the company has profitably grown into a sustainable enterprise that is well-positioned for the future.”

Kliethermes stated, “I am honored to be selected as the next CEO of RLI, and want to thank both Jon and the Board for the opportunity and confidence they have placed in me to lead this strong organization. I look forward to working with our associates to continue delivering exceptional value to our customers, distribution partners and shareholders.”

Exhibit 99.1

FOR IMMEDIATE RELEASE

ABOUT RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s subsidiaries are rated A+ “Superior” by AM Best Company. RLI has paid and increased regular dividends for 45 consecutive years and delivered underwriting profits for 24 consecutive years. To learn more about RLI, visit www.rlicorp.com.

FORWARD-LOOKING STATEMENTS

This news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from any future expectations expressed or implied in such forward-looking statements. Various risk factors that could affect future results are listed in RLI's filings with the Securities and Exchange Commission, including RLI’s Annual Report on Form 10-K for the year ended December 31, 2019, as supplemented in the Form 10-Q for the quarterly period ended March 31, 2020. RLI assumes no obligation to update any such statements.

MEDIA CONTACT
Aaron Diefenthaler
Vice President, Chief Investment Officer & Treasurer
309-693-5846
Aaron.Diefenthaler@rlicorp.com

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